UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

37 West Fairmont Avenue, Suite 202

Savannah, Georgia 31406

(Address of principal executive offices, including zip code)

(912) 925-1905

(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by MIT Holding Inc., a Delaware corporation, in connection with the items described below.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Reviews

On February 27, 2012, the board of directors of MIT Holding, Inc. (the “Company”) determined that the Company’s previously issued interim consolidated financial statements for the three months ended March 31, 2011 and the three and six months ended June 30, 2011 and for the three and nine months ended September 30, 2011 should no longer be relied upon due to the inability to complete an independent financial audit of the acquired companies; Palmetto Long Term Care Pharmacy, Inc. and National Direct Home Pharmacy, Inc. The Purchases closed on February 4, 2011 and the sale of Palmetto Long Term Pharmacy, Inc and National Direct Home Pharmacy, Inc. occurred September 20, 2011.

The Company intends to restate its previously issued consolidated financial statements in connection with the Company’s previously disclosed merger transaction that closed on February 4, 2011. The Company intends to amend its Quarterly Report on Form 10-Q for the period ended March 31, 2011 as originally filed with the Securities and Exchange Commission (“SEC”) on May 23, 2011, its Quarterly Report on Form 10-Q for the period ended June 30, 2011 as filed with the SEC on August 22, 2011 and its Quarterly Report on Form 10-Q for the period ended September 30, 2011 as filed with the SEC on November 21, 2011 to reflect the restatements.

The Company’s senior management has discussed the matters disclosed in this Item 4.02 with Michael T. Studer, CPA, PC, the Company’s independent registered public accounting firm, which Firm has not as yet completed it’s financial statement reviews for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2012

MIT HOLDING, INC.

By:	/s/ William Parker
Name: William Parker
Title: Chief Executive Officer